SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Dycom Industries, Inc. (the “Company”) held on November 22, 2016, three proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed on October 13, 2016. At the Annual Meeting, the Company’s shareholders:

1) elected Eitan Gertel and Anders Gustafsson to serve as directors until the Company’s fiscal 2019 Annual Meeting;

2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2017; and

3) approved, on an advisory basis, the Company’s executive compensation.

Set forth below are the voting results for each matter submitted to a vote:

Proposal 1. Election of directors to serve until the Company’s fiscal 2019 Annual Meeting of Shareholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eitan Gertel	25,625,352	120,453	3,734,333
Anders Gustafsson	25,636,100	109,477	3,734,333

Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2017:

Votes For	Votes Against	Abstain	Broker Non-Votes
29,684,269	44,288	99,395	—

Proposal 3. Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,692,994	270,667	129,958	3,734,333

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 22, 2016

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary